EXHIBIT 10.7

SOLARMAX TECHNOLOGY, INC.

2016 LONG-TERM INCENTIVE PLAN

Restricted Stock Agreement

This Restricted Stock Award Agreement evidences a grant of Restricted Stock pursuant to the provisions of the 2016 Long-Term Incentive Plan (the “Plan”) of SolarMax Technology, Inc., a Nevada corporation (the “Company”) to the individual whose name appears below (the “Participant”), pursuant to the provisions of the Plan and on the following terms and conditions (capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Plan):

1. Name of Participant:

2. Number of Shares of Restricted Stock (the “Shares”):

3. Date of Grant: October 7, 2016

4. Issuance of the Shares: Until a Forfeiture Termination Event occurs, the Shares shall be reflected as book entry, rather than physical certificates; and the Participant shall have the rights of ownership with respect to the Shares as and to the extent set forth in Section 5. The Company’s stock record books shall include a notation that the Shares are subject to this Agreement. Upon the occurrence of a Forfeiture Termination Event, the Company shall remove the restriction notation on its stock record books and, if requested by the Participant, shall issue a certificate for the Shares to the Participant in the name of the Participant. If a Forfeiture Event shall occur, the Recipient shall transfer the Shares to the Company for cancelation.

5. Risk of Forfeiture:

(a) The Participant shall have all rights of ownership with respect to the Shares, including the right to vote the shares and to receive dividends and distributions with respect to the Shares until and unless a Forfeiture Event shall occur; provided, however, that prior to a Forfeiture Termination Event, (i) the Participant shall have no rights to sell, encumber or otherwise transfer the Shares, and (ii) any shares of any class or series of capital stock of the Company which are issued to the Participant as a holder of the Shares as a result of a stock dividend, stock split, stock distribution, reverse split, recapitalization, or similar event, shall be subject to the same forfeiture provisions as the Shares.

(b) A Forfeiture Termination Event shall mean such date as is six months following a Public Stock Event, which shall be the vesting date. A Public Stock Event shall mean the first to occur of (i) the effective date of a registration statement covering an underwritten public offering of the Company’s common stock on a firm commitment basis; (ii) the closing date with respect to a public offering of the Company’s common stock other than pursuant to a firm commitment underwritten offering; (iii) the date on which the Company’s common stock is first trading on a United States or Canadian stock exchange or stock market or in a United States or Canadian over-the-counter market; (iv) the date on which the common equity of a Successor Corporation is publicly traded on a United States or Canadian stock exchange or stock market or in a United States or Canadian over-the-counter market; (v) a Change in Control, as defined in the Plan, or (vi) such other transaction or event which the Company’s board of directors determines, in its sole discretion, is an Public Stock Event.

(c) A Successor Corporation shall mean the successor of the Company by merger, reverse acquisition, sale of assets or other transaction provided that a majority of the shares of the resulting corporation is owned by those persons who were the stockholders of the Company immediately prior to the transaction.

(d) A Forfeiture Event shall occur on December 31, 2017 if, and only if, a Public Stock Event shall not have occurred by such date; provided, however, that the board of directors shall have the right, in its sole discretion, to defer the Forfeiture Event. If a Forfeiture Event shall occur, there shall be no vesting and the Company shall cause the Shares to be transferred to the Company for cancellation, and the Participant consents to such cancellation.

6. Stock Power: The Participant shall execute a stock power transferring the Shares to the Company and shall have his or her signature medallion guaranteed and the Company shall hold the stock power subject to the terms of this Agreement. The stock power shall only be used to transfer the Shares to the Company for cancellation if a Forfeiture Event shall occur. Following the occurrence of a Forfeiture Termination Event, the Company shall return the stock power to the Participant.

7. Withholding Tax: If and at the time required by law, the Participant shall pay or make arrangements for payment of any withholding tax required to be paid or withheld with respect to the Shares.

8. Section 83(b) Election: By signing this Agreement, the Participant acknowledges that he or she has been advised by his or her tax advisors with respect to the filing of an election pursuant to Section 83(b) of the Internal Revenue Code and the tax consequences of such election. It shall be in the Participant’s sole discretion as to whether to make such an election.

9. Governing Law: This Agreement shall be governed by the laws of the State of Nevada applicable to agreements executed and to be performed wholly within such state without regard to principles of conflict of laws.

The Participant hereby acknowledges receipt of a copy of the Plan as presently in effect. The text and all of the terms and provisions of the Plan are incorporated herein by reference, and the grant of the Shares is subject to these terms and provisions in all respects.

SOLARMAX TECHNOLOGY, INC.

By: ________________________________
David Hsu, Chief Executive Officer

Agreed to and Accepted as of October 7, 2016:

[Name of Participant]